NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

January 2, 2023	Contact:	Steven F. Nicola	William D. Wilson
		Chief Financial Officer and Secretary	Senior Director Corporate Development

MATTHEWS INTERNATIONAL WINS OVER $200 MILLION IN ORDERS IN FISCAL 2023 FIRST QUARTER FOR THE ENERGY SOLUTIONS BUSINESS

•Order intake is more than twice fiscal year 2022 revenues for energy storage solutions business
•Solidifies Matthews International’s position as a leader in the growing electric vehicle (“EV”) energy storage solutions industry
•Company received orders from multiple manufacturers of EV, battery, and hydrogen fuel cell components

PITTSBURGH, PA, JANUARY 2, 2023 – Matthews International Corporation (NASDAQ GSM: MATW) (“Matthews”), a global provider of industrial technologies and renewable energy equipment, today announced that total orders received by the Company during the fiscal 2023 first quarter for its energy storage solutions business exceeded $200 million. The orders have been received from multiple electric vehicle (“EV”), fuel cell, and battery manufacturers to provide equipment and services to the fast-growing business.

“We are very pleased to see continued strength in orders for our energy storage solutions. This order rate reflects industry interest in the proprietary nature of our unique solutions.” said Joseph Bartolacci, President and CEO of Matthews. “Over the past two fiscal years, our energy storage solutions business has more than tripled. With these orders, we are potentially on track this fiscal year for another year of very significant growth.”

About Matthews International Corporation

Matthews International Corporation is a global provider of industrial technologies, memorialization products and brand solutions. The Industrial Technologies segment designs, manufactures, services, and distributes high-tech custom energy storage, marking, coding and industrial automation technologies and solutions. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets, cremation-related products, and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. The SGK Brand Solutions segment is a leading provider of packaging solutions and brand experiences, helping companies simplify their marketing, amplify their brands, and provide value. The Company has approximately 12,000 employees in more than 26 countries on six continents that are committed to delivering the highest quality products and services.

Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from management’s expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company's products, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as supply chain disruptions, labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions, cybersecurity concerns, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

For Investor Relations:

William D. Wilson
Senior Director, Corporate Development and Investor Relations
412.325.8418